THE BANK OF NEW YORK
 NEW YORKS FIRST BANK -
FOUNDED 1784 BY ALEXANDER
HAMILTON

101 BARCLAY STREET, NEW
YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS
February 9, 2005
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:	American Depositary Shares
evidenced by the American
Depositary Receipts for
Ordinary Shares, par value 1.30
Ukrainian Hryvnia each of State
Open Joint Stock Power
Generating Company
CENTERENERGO (File No.
333-12778)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts (ADRs) are
to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number of American
Depositary Shares represented by ordinary shares (the Ratio).

As required by Rule 424(e), the upper
right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for State Open Joint Stock
Power Generating Company
CENTERENERGO.

The Prospectus has been revised to reflect the new Ratio, and has been overstamped with:

Effective February 22, 2005, the ratio
on the American Depositary Share (ADS)
evidenced by American Depositary
Receipt (ADR) will be changed from one
(1) ADS representing fifty (50) Deposited
Shares to one (1) ADS representing ten
(10) Deposited Shares.

Attached to this letter is a copy of a letter from State Open Joint Stock Power
Generating Company
CENTERENERGO to The Bank of
New York requesting that the Ratio be
changed.

Please contact me with any questions or
comments at (954) 255-5137.


By:	/s/ SAMMY PEERMAL
Name:	Sammy Peermal
Title:	Vice President


Encl.


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